Exhibit 10.3

NOTICE OF CONFIDENTIALITY RIGHTS:  IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS:  YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

CONVEYANCE

EXILE OIL & GAS COMPANY, a Texas corporation, whose address is 512 Main Street, Suite 1007, Fort Worth, Texas 76102 (herein called "Grantor"), for Ten Dollars and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER, and DELIVER unto VANGUARD PERMIAN, LLC, a Delaware  limited liability company, whose address is 7700 San Felipe, Ste 485 Houston, Texas 77063 (herein called "Grantee"), the following described properties, rights and interests:

(a)         The "Gross Working Interests" and "Net Revenue Interests" specified on Exhibit A attached hereto and made a part hereof in, and in addition thereto, but subject to the reservation set forth below, all right, title and interest of Grantor in and to the oil and gas leases described on Exhibit A attached hereto and made a part hereof (and any extensions, ratifications and amendments thereof, whether or not the same are described on Exhibit A) and in and to the wells located thereon; and

(b)           Without limitation of the foregoing, all other right, title and interest (of whatever kind or character, whether legal or equitable, and whether vested or contingent) of Grantor in and to the oil, gas and other minerals in and under or that may be produced from the lands described in Exhibit A hereto (including interests in oil, gas or mineral leases covering such lands, overriding royalties, production payments and net profits interests in such lands or such leases, and fee mineral interests, fee royalty interests and other interests in such oil, gas and other minerals), whether such lands be described in a description set forth in such Exhibit A or be described in such Exhibit A by reference to another instrument (and without limitation by any depth limitations that may be set forth in such Exhibit A or in any such instrument so referred to for description), even though Grantor's interest in such oil, gas and other minerals may be incorrectly described in, or omitted from, such Exhibit A;

(c)           All rights, titles and interests of Grantor in and to, or otherwise derived from, all presently existing and valid oil, gas or mineral unitization, pooling, and/or communitization agreements, declarations and/or orders and in and to the properties covered and the units created thereby (including all units formed under orders, rules, regulations, or other official acts of any federal, state, or other authority having jurisdiction, voluntary unitization agreements, designations and/or declarations) relating to the properties described in paragraphs (a) and (b) above;

(d)           All rights, titles and interests of Grantor in and to all presently existing and valid production sales (and sales related) contracts, operating agreements, and other agreements and contracts which relate to any of the properties described in paragraphs (a), (b) and (c) above, or which relate to the exploration, development, operation, or maintenance thereof or the treatment, storage, transportation or marketing of production therefrom (or allocated thereto);

(e)           All rights, titles and interests of Grantor in and to all materials, supplies, machinery, equipment, improvements and other personal property and fixtures (including all wells, wellhead equipment, pumping units, flowlines, tanks, buildings, injection facilities, saltwater disposal facilities, compression facilities, gathering systems, and other equipment), and all easements, rights-of-way, surface leases and other surface rights, all permits and licenses, and all other appurtenances being used or held for use in connection with, or otherwise related to, the exploration, development, operation or maintenance of any of the properties described in paragraphs (a), (b) and (c) above, or the treatment, storage, transportation or marketing of production therefrom (or allocated thereto); and

(f)           All of Grantor's lease files, abstracts and title opinions, production records, well files, accounting records (but not including general financial accounting records), seismic records and surveys, gravity maps, electric logs, geological or geophysical data and records, and other files, documents and records of every kind and description which relate to the properties described above.

The properties, rights and interests described in subparagraphs (a) through (e) above, are herein sometimes called the "Properties".

TO HAVE AND TO HOLD the Properties unto Grantee, and its successors and assigns, forever, and Grantor agrees to warrant and forever defend title to the Properties unto Grantee and its successors and assigns by, through and under Grantor only, but not otherwise.

 Grantee hereby agrees (a) to assume, and to timely pay and perform, all duties, obligations and liabilities relating to the ownership and/or operation of the Properties arising or occurring after the Effective Time, and (b) to indemnify and hold Grantor (and the affiliates of Grantor, and the respective directors, officers, employees, attorneys, contractors and agents of such affiliates and Grantor) harmless from and against any and all claims, actions, causes of action, liabilities, damages, losses, costs or expenses (including, without limitation, court costs and attorneys' fees) of any kind or character arising out of or otherwise relating to the duties, obligations and liabilities assumed by Grantee.  In connection with (but not in limitation of) the foregoing, it is specifically understood and agreed that such duties, obligations and liabilities arising out or otherwise relating to the ownership and/or operation of the Properties arising or occurring after the Effective Time shall (notwithstanding anything herein appearing to be to the contrary) be deemed to include all matters arising out of the condition of the Properties on the Effective Time (including, without limitation, within such matters all obligations to properly plug and abandon, or replug and re-abandon, wells located on the Properties, to restore the surface of the Properties and to comply with, or to bring the Properties into compliance with, applicable environmental laws, rules, regulations and orders, including conducting any remediation activities which may be required on or otherwise in connection with activities on the Properties), regardless of whether such condition or the events giving rise to such condition arose or occurred before or after the Effective Time, and the assumptions and indemnifications by Grantee provided for in the first sentence of this paragraph shall expressly cover and include such matters.  Grantor hereby agrees (a) to timely pay and perform, all duties, obligations and liabilities relating to the ownership and/or operation of the Properties arising or occurring prior to the Effective Time, and (b) to indemnify and hold Grantee (and the affiliates of Grantee, and the respective directors, officers, employees, attorneys, contractors and agents of such affiliates and Grantee) harmless from and against any and all claims, actions, causes of action, liabilities, damages, losses, costs or expenses (including, without limitation, court costs and attorneys' fees) of any kind or character arising out of or otherwise relating to the duties, obligations and liabilities arising or occurring prior to the Effective Time. THE FOREGOING ASSUMPTIONS AND INDEMNIFICATIONS SHALL APPLY WHETHER OR NOT SUCH DUTIES, OBLIGATIONS OR LIABILITIES, OR SUCH CLAIMS, ACTIONS, CAUSES OF ACTION, LIABILITIES, DAMAGES, LOSSES, COSTS OR EXPENSES ARISE OUT OF (i) NEGLIGENCE (INCLUDING SOLE NEGLIGENCE, SINGLE NEGLIGENCE, CONCURRENT NEGLIGENCE, ACTIVE OR PASSIVE NEGLIGENCE, BUT EXPRESSLY NOT INCLUDING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF ANY INDEMNIFIED PARTY, OR (ii) STRICT LIABILITY.

Grantor agrees to execute and deliver to Grantee, from time to time, such other and additional instruments, notices, division orders, transfer orders and other documents, and to do all such other and further acts and things as may be necessary to more fully and effectively grant, convey and assign to Grantee the Properties.

Grantor shall be entitled to all proceeds of production from the Properties and shall bear all costs, liabilities, obligations and expenses arising from or related to the ownership and operation of the Properties prior to the Effective Time (as defined below) and Grantee shall be entitled to all proceeds of production from the Properties and shall bear all costs, liabilities, obligations and expenses arising from or related to the ownership and operation of the Properties after the Effective Time.

Grantor warrants and represents to Grantee that:

1.	The Properties are free and clear of all liens, charges and encumbrances created by, through or under Grantor;

2.	Grantor has the right and power to make the transfer and conveyance effectuated by this instrument.

This Conveyance may be executed in several counterparts all of which are identical.  All of such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF this Conveyance has been executed by the Grantor on the dates of its acknowledgement, effective as to runs of oil and deliveries of gas, and for all other purposes, as of 7:00 a.m. Central Time on October 1, 2009 (the "Effective Time").

EXILE OIL & GAS COMPANY

By:           /s/ John S. Tittl

Title:          President

STATE OF TEXAS                                                                §
§
COUNTY OF ______________                                                                §

The foregoing instrument was acknowledged before me this _____ day of _____________, 2009, by ________________, _____________ of EXILE OIL & GAS COMPANY, a Texas corporation, on behalf of said corporation.

____________________________________
Notary Public in and for the State of Texas

Name:__________________________
(typed, printed or stamped)

My Commission Expires:

______________________

Exhibit A

Attached to and made a part of that certain Conveyance from Exile Oil & Gas Company to Vanguard Permian, LLC

LESSOR	LESSEE	LEASE DATE	RECORDING

Lochridge, Lloyd P. Jr	Fortson Oil Company	4/1/2003	738/738
Bull, Stephen Medaris	Fortson Oil Company	4/1/2003	738/720
Bull, Jefferson Lochridge	Fortson Oil Company	4/1/2003	738/718
Hartwell, Ware	Fortson Oil Company	4/1/2003	739/632
Hartwell, Jay	Fortson Oil Company	4/1/2003	738/730
Beyer, John L., III	Fortson Oil Company	4/1/2003	741/486
Beyersmith, Holly	Fortson Oil Company	4/1/2003	685/686
Beyer, Andrew L.	Fortson Oil Company	4/1/2003	738/716
Beyer John, Jr. Trust	Fortson Oil Company	4/1/2003	741/488
Massie, Chloe Lochridge	Fortson Oil Company	4/1/2003	738/740
Ross, James B.	Fortson Oil Company	4/1/2003	738/742
Hoover, Wanda Sue	Fortson Oil Company	4/1/2003	740/657
Whitener, Charles C.	Fortson Oil Company	4/1/2003	740/661
Lewis, Ben H. Estate	Fortson Oil Company	4/1/2003	738/736
Kirk, Mary Anne	Fortson Oil Company	4/1/2003	738/734
Graham, Charles Carter	Fortson Oil Company	4/1/2003	738/726
Graham, Ambrose W., Jr.	Fortson Oil Company	4/1/2003	738/746
Chinn, Elizabeth Graham	Fortson Oil Company	4/1/2003	738/724
Graham, Cecilia Louise	Fortson Oil Company	4/1/2003	738/744
Graham, Grady Ross	Fortson Oil Company	4/1/2003	738/728
Graham, Robert Bruce Trust	Fortson Oil Company	4/1/2003	740/659
Carter, Reeves B.	Fortson Oil Company	4/1/2003	738/722
Jones, Susan Carter	Fortson Oil Company	4/1/2003	739/634
Hill, Vernon B. Jr., et al	Fortson Oil Company	4/1/2003	738/732
Seely, Linda Byrd	Fortson Oil Company	2/10/2003	738/445
Stacey, Gretchen	Fortson Oil Company	2/10/2003	738/443
Williamson, Ralph E.	Fortson Oil Company	2/10/2003	738/441
Lord, Hodge Edward	Fortson Oil Company	2/10/2003	738/439
Lord, Brenda Gail	Fortson Oil Company	2/10/2003	738/437
Lord, Kent Edward	Fortson Oil Company	2/10/2003	738/435
Richards, Sidney Lord Trust	Fortson Oil Company	2/10/2003	738/447
Cotugno, Jane L. Martin	Fortson Oil Company	2/10/2003	738/427
Martin, Mark G.	Fortson Oil Company	2/10/2003	738/429
Martin, Roy Jr.	Fortson Oil Company	2/10/2003	738/431
Martin, Stewart K.	Fortson Oil Company	2/10/2003	738/433
Martin, Thomas L.	Fortson Oil Company	2/10/2003	738/748
Uppercu, Ella K. et al	C. L. Milburn	4/21/1962	246/444
McDonnold, M., Jr.	Fortson Oil Company	4/28/2003	739/366
Uppercu, Ella K. et al	C. L. Milburn	4/21/1962	246/444

All Memorandum and Leases recorded in the Official Records of Ward County, Texas